UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2023

Inrad Optics, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Legrand Avenue, Northvale, NJ	07647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  201-767-1910

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Shareholder Director Nominations.

On July 19, 2023, the Board of Directors (the “Board”) of Inrad Optics, Inc. (the “Company”) set September 14, 2023, as the date of its 2023 annual meeting of stockholders (the “2023 Annual Meeting”). The Board has established July 31, 2023 as the record date for determining stockholders entitled to notice of, and to vote at, the 2023 Annual Meeting.

The date of the 2023 Annual Meeting will be more than 30 days from the anniversary of the Company’s 2022 annual meeting of stockholders. Accordingly, the deadline for submission of proposals by stockholders for inclusion in the Company’s proxy materials in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be July 31, 2023. Any such proposal must also meet the requirements set forth in the rules and regulations of the Exchange Act in order to be eligible for inclusion in the proxy materials for the 2023 Annual Meeting.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inrad Optics, Inc.

July 19, 2023	By:	/s/ Theresa A. Balog
	Name:	Theresa A. Balog
	Title:	Chief Financial Officer